UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 19, 2013

PROBE MANUFACTUIRNG, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17475 Gillette Avenue, Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (949) 273-4990

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2013, we held our 2013 Annual Meeting of Stockholders. At the meeting, our stockholders voted on the following two proposals: (i) to re-elect four nominee directors, each to hold office for a one-year term expiring at the 2013 Annual Meeting of Shareholders and until his successor is duly elected and qualified (Proposal No. 1) and (ii) to ratify the appointment of W.T. Uniack & Co, CPA’s, P.C., as our independent registered public accounting firm for the year ending December 31, 2013.   The two proposals are described in detail in our definitive proxy statement, dated November 29, 2013.

At the close of business on November 29, 2013, the record date for the determination of shareholders entitled to vote at our 2013 annual meeting of shareholders, there were 23,726,945 shares of the Company’s common stock entitled to vote, each share being entitled to one vote and constituting all of the outstanding voting securities of the Company. At our 2013 annual meeting of shareholders, the holders of 14,001,400 shares of the Company’s common stock entitled to vote were represented in person or by proxy, constituting a quorum.

Proposals No. 1and 2 were approved by our stockholders by the requisite vote necessary for approval.  The votes with respect to each of the proposals are set forth below.

Proposal 1. To reelect three directors, each to hold office for a one-year term expiring at the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

Nominee	Shares For
Kambiz Mahdi	14,001,400
John Bennett	14,001,400
Robert Young	14,001,400
Shervin Talieh	14,001,400

No broker non-votes were cast in the election of our directors.

Proposal 2. To ratify the appointment of W.T. Uniack & Co, CPA’s, P.C. as our independent registered public accounting firm for the year ending December 31, 2013:

Shares For	14,001,400
Shares Against	0
Shares Abstained	0

No broker non-votes were cast in the ratification of the appointment of W.T. Uniack & Co, CPA’s, P.C. as our independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.
(Registrant)

Date	December 23, 2013

/s/ Kambiz Mahdi
(Signature)
Print Name: Kambiz Mahdi
Title: Chief Executive Officer